EXHIBIT 99.1

News Release

Pioneer Southwest Energy Partners L.P. Reports
Fourth Quarter 2010 Financial and Operating Results

Dallas, Texas, February 7, 2011 -- Pioneer Southwest Energy Partners L.P.  (“Pioneer Southwest” or “the Partnership”) (NYSE:PSE) today announced financial and operating results for the quarter ended December 31, 2010.

Net income for the fourth quarter was $5 million, or $0.14 per common unit.  Net income included unrealized mark-to-market derivative losses of $20 million, or $0.61 per common unit.  Without the effect of this item, adjusted income for the fourth quarter would have been $25 million, or $0.75 per common unit.  Cash flow from operations for the period was $21 million.

Oil and gas sales for the fourth quarter averaged 6,526 barrels oil equivalent per day (BOEPD), an increase of 8% from the fourth quarter of 2009.  Fourth quarter oil sales averaged 3,988 barrels per day (BPD), natural gas liquid (NGL) sales averaged 1,548 BPD and gas sales averaged 6 million cubic feet per day.  Fourth quarter production was down slightly compared to the third quarter of 2010 as a result of colder weather, which increases the use of field fuel, and new well connections being delayed until the end of the quarter.

The fourth quarter average reported price for oil was $108.81 per barrel.  The average reported price for NGLs was $47.65 per barrel, and the average reported price for gas was $4.24 per thousand cubic feet.

The Partnership has a large inventory of oil drilling locations in the Spraberry field, with approximately 125 40-acre locations and 1,200 20-acre locations.  It continues to operate two drilling rigs.  Twenty-eight wells were placed on production during 2010 and 18 additional wells were awaiting completion or were being drilled at December 31, 2010.  All wells are being completed in the deeper Wolfcamp formation and organic rich shale/silt intervals.

For 2011, the Partnership’s capital budget totals $67 million, consisting of $62 million for drilling and $5 million for facilities.  The 2011 drilling program includes drilling 40 to 45 wells and is expected to generate full-year production growth of 5+% compared to 2010.  Well costs are expected to increase to approximately $1.4 million as a result of service cost inflation.  This higher cost is expected to be offset by an increase in estimated ultimate reserve recoveries resulting from completing wells in the deeper Wolfcamp and organic rich shale/silt intervals.  In addition, the Partnership is testing the deeper Strawn formation in certain areas of the field.

The Partnership has credit facility availability of $219 million, which is expected to be adequate to fund future growth through drilling and acquisitions.

Pioneer Southwest previously announced a cash distribution of $0.50 per outstanding common unit for the quarter ended December 31, 2010, or $2.00 per outstanding common unit on an annual basis.  The distribution is payable February 11, 2011, to unitholders of record at the close of business on February 3, 2011.  Distribution sustainability is supported by the Partnership’s low-decline rate Spraberry properties, its large drilling inventory of 40-acre and 20-acre locations and its strong derivative position through 2014.  Of the Partnership’s forecasted production, derivative contracts cover approximately 70% in 2011, 80% in 2012, 60% in 2013 and 25% in 2014.

Proved Reserves

The Partnership’s total proved oil and gas reserves as of December 31, 2010 were 52 million barrels oil equivalent (MMBOE), an increase of 8 MMBOE from year-end 2009.  The proved reserve increase includes 6 MMBOE of performance improvement revisions and 4 MMBOE from positive price revisions, partially offset by production of 2 MMBOE.  The prices used for 2010 reserves reporting purposes were $79.28 per barrel for oil and $4.37 per million British thermal units (MMBtu) for gas compared to $61.14 per barrel of oil and $3.87 per MMBtu of gas used to calculate proved reserves for 2009.  The positive pricing revisions reflect the addition of proved reserves in the Spraberry field due to the higher prices extending the economic life of the fields’ producing wells.

Netherland, Sewell & Associates, Inc., an independent reserve engineering firm, audited all of Pioneer Southwest’s proved reserves at year-end 2010.

First Quarter 2011 Financial Outlook
The following paragraphs provide the Partnership’s first quarter of 2011 outlook for certain operating and financial items.  This outlook does not reflect potential impacts of anticipated weather-related downtime and associated repairs in the Spraberry field.

Production is forecasted to average 6,500 BOEPD to 6,900 BOEPD.  Production costs (including production and ad valorem taxes) are expected to average $20.00 to $23.00 per barrel oil equivalent (BOE) based on current NYMEX strip prices for oil, NGLs and gas.  Depreciation, depletion and amortization expense is expected to average $5.00 to $6.00 per BOE.

General and administrative expense is expected to be $1 million to $2 million.  Interest expense is expected to be $400 thousand to $600 thousand.  Accretion of discount on asset retirement obligations is forecasted to be nominal.

Pioneer Southwest’s cash taxes and effective income tax rate are expected to be approximately 1% of earnings before income taxes as a result of Pioneer Southwest being subject to the Texas Margin tax.

Earnings Conference Call

On Tuesday, February 8, 2011, at 11:00 a.m. Central Time, Pioneer Southwest will discuss its financial and operating results with an accompanying presentation.  Instructions for listening to the call and viewing the accompanying presentation are shown below.

Internet:  www.pioneersouthwest.com
Select “Investors,” then “Earnings Calls & Webcasts” to listen to the discussion and view the presentation.

Telephone: Dial (877) 723-9519 confirmation code: 4678277 five minutes before the call to listen to the discussion.  View the presentation via Pioneer Southwest’s internet address above.

A replay of the webcast will be archived on Pioneer Southwest’s website.  A telephone replay will be available through March 4 by dialing (888) 203-1112 confirmation code: 4678277.

Pioneer Southwest is a Delaware limited partnership, headquartered in Dallas, Texas, with current production and drilling operations in the Spraberry field in West Texas.   For more information, visit www.pioneersouthwest.com.

Except for historical information contained herein, the statements in this News Release are forward-looking statements that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements and the business prospects of Pioneer Southwest are subject to a number of risks and uncertainties that may cause Pioneer Southwest’s actual results in future periods to differ materially from the forward-looking statements.  These risks and uncertainties include, among other things, volatility of commodity prices, the effectiveness of Pioneer Southwest’s commodity price derivative strategy, reliance on Pioneer Natural Resources Company and its subsidiaries to manage Pioneer Southwest’s business and identify and evaluate drilling opportunities and acquisitions, product supply and demand, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services and personnel required to complete Pioneer Southwest’s operating activities, access to and availability of transportation, processing and refining facilities, Pioneer Southwest’s ability to replace reserves, including through acquisitions, and implement its business plans or complete its development activities as scheduled, uncertainties associated with acquisitions, access to and cost of capital, the financial strength of counterparties to Pioneer Southwest’s credit facility and derivative contracts and the purchasers of Pioneer Southwest’s oil, NGL and gas production, uncertainties about estimates of reserves and the ability to add proved reserves in the future, the assumptions underlying production forecasts, quality of technical data and environmental and weather risks, including the possible impacts of climate change. These and other risks are described in Pioneer Southwest’s 10-K and 10-Q Reports and other filings with the Securities and Exchange Commission. In addition, Pioneer Southwest may be subject to currently unforeseen risks that may have a materially adverse impact on it. Pioneer Southwest undertakes no duty to publicly update these statements except as required by law.

Pioneer Southwest Energy Partners L.P. Contacts:

Investors
Frank Hopkins – 972-969-4065
Brian Hansen – 972-969-4017

Media and Public Affairs
Susan Spratlen – 972-969-4018
Suzanne Hicks – 972-969-4020

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	December 31,	December 31,
	2010	2009

	ASSETS
Current assets:
Cash and cash equivalents	$107	$625
Accounts receivable	15,824	14,162
Inventories	883	851
Prepaid expenses	260	260
Derivatives	18,753	16,042
Total current assets	35,827	31,940

Property, plant and equipment, at cost:
Oil and gas properties, using the successful efforts method of accounting
Proved properties	364,237	311,730
Accumulated depletion, depreciation and amortization	(125,963)	(113,386)
Total property, plant and equipment	238,274	198,344

Deferred income taxes	1,751	1,964
Derivatives	3,783	23,784
Other, net	425	606
	$280,060	$256,638

	LIABILITIES AND PARTNERS' EQUITY
Current liabilities:
Accounts payable:
Trade	$8,422	$6,139
Due to affiliates	1,164	697
Interest payable	30	26
Income taxes payable to affiliate	492	460
Deferred income taxes	63	127
Derivatives	9,673	3,606
Asset retirement obligations	1,000	500
Total current liabilities	20,844	11,555

Long-term debt	81,200	67,000
Derivatives	31,713	30,205
Asset retirement obligations	11,558	6,605
Partners' equity	134,745	141,273

	$280,060	$256,638

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except for per unit data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009
Revenues:
Oil and gas	$49,024	$48,540	$183,758	$168,717
Interest and other	-	1	-	210
	49,024	48,541	183,758	168,927

Costs and expenses:
Oil and gas production	10,113	9,487	38,334	34,749
Production and ad valorem taxes	3,158	2,220	12,119	9,547
Depletion, depreciation and amortization	3,196	2,950	12,577	13,016
General and administrative	1,578	1,004	6,330	4,790
Accretion of discount on asset retirement obligations	137	121	546	484
Interest	386	432	1,543	1,160
Derivative loss, net	25,765	43,344	5,431	78,265
Other, net	-	297	-	549
	44,333	59,855	76,880	142,560

Income (loss) before taxes	4,691	(11,314)	106,878	26,367
Income tax (provision) benefit	(52)	183	(1,045)	(46)
Net income (loss)	$4,639	$(11,131)	$105,833	$26,321

Allocation of net income:
Net loss applicable to the Partnership Predecessor	$-	$-	$-	$(1,598)
Net income (loss) applicable to the Partnership	4,639	(11,131)	105,833	27,919
Net income (loss)	$4,639	$(11,131)	$105,833	$26,321

Allocation of net income (loss) applicable to the Partnership
General partner's interest in net income (loss)	$5	$(11)	$106	$28
Limited partners' interest in net income (loss)	4,616	(11,120)	105,649	27,891
Unvested participating securities' interest in net income	18	-	78	-
Net income (loss) applicable to the Partnership	$4,639	$(11,131)	$105,833	$27,919

Net income (loss) per common unit - basic and diluted	$0.14	$(0.35)	$3.19	$0.92

Weighted average common units outstanding - basic and diluted	33,114	31,557	33,114	30,399

Distributions declared per common unit	$0.50	$0.50	$2.00	$2.00

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Cash flows from operating activities:
Net income (loss)	$4,639	$(11,131)	$105,833	$26,321
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depletion, depreciation and amortization	3,196	2,950	12,577	13,016
Deferred income taxes	(76)	(272)	552	(470)
Accretion of discount on asset retirement obligations	137	121	546	484
Amortization of debt issuance costs	46	47	182	200
Amortization of unit-based compensation	64	-	210	-
Commodity derivative related activity	17,593	32,373	(21,816)	51,254
Change in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(1,884)	(1,820)	(1,662)	(1,556)
Inventories	225	167	(32)	1,090
Prepaid expenses	126	121	-	(155)
Accounts payable	(2,423)	(4,548)	1,329	(6,853)
Interest payable	7	(84)	4	26
Income taxes payable to affiliate	128	89	32	(32)
Asset retirement obligations	(341)	(65)	(898)	(803)
Net cash provided by operating activities	21,437	17,948	96,857	82,522
Cash flows from investing activities:
Payments for acquisition of carrying value	-	(42)	-	(54,716)
Additions to oil and gas properties	(12,568)	(2,821)	(45,281)	(3,760)
Net cash used in investing activities	(12,568)	(2,863)	(45,281)	(58,476)
Cash flows from financing activities:
Borrowings under credit facility	16,574	12,000	63,574	150,000
Principal payments on credit facility	(9,374)	(80,000)	(49,374)	(83,000)
Proceeds from issuance of common units, net of issuance costs	-	60,983	-	60,983
Partner contributions	-	64	-	64
Payments for acquisition in excess of carrying value	-	1,438	-	(113,512)
Distributions to unitholders	(16,573)	(15,019)	(66,294)	(60,078)
Net contributions from (distributions to) owner	-	42	-	(7,814)
Net cash used in financing activities	(9,373)	(20,492)	(52,094)	(53,357)
Net decrease in cash and cash equivalents	(504)	(5,407)	(518)	(29,311)
Cash and cash equivalents, beginning of period	611	6,032	625	29,936
Cash and cash equivalents, end of period	$107	$625	$107	$625

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUMMARY PRODUCTION AND PRICE DATA

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Average Daily Sales Volumes:
Oil (Bbls) -	3,988	3,636	3,903	3,683

Natural gas liquids (Bbls) -	1,548	1,388	1,608	1,420

Gas (Mcf) -	5,937	6,050	5,975	6,248

Total (BOE) -	6,526	6,032	6,507	6,145

Average Reported Prices:
Oil (per Bbl) -	$108.81	$116.65	$103.60	$100.35

Natural gas liquids (per Bbl) -	$47.65	$48.32	$44.31	$41.61

Gas (per Mcf) -	$4.24	$6.03	$4.66	$5.37

Total (per BOE) -	$81.71	$87.47	$77.37	$75.23

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL EARNINGS PER UNIT INFORMATION
(in thousands, except for per unit amounts)

The Partnership follows the two-class method of calculating basic and diluted earnings per unit.  Under the two-class method, generally accepted accounting principle ("GAAP") provides that the net income applicable to the Partnership be allocated to all securities that participate in the Partnership's earnings.  Accordingly, net income applicable to the Partnership is allocated to the General Partner, unvested participating securities and common unitholders.  Net losses applicable to the Partnership are allocated to the General Partner and common unitholders but only to unvested participating securities to the extent that they receive distributions during loss periods because unvested participating securities are not contractually obligated to share in the Partnership's net losses.  Unit- and unit-based awards with guaranteed dividend or distribution participation rights qualify as "participating securities" during their vesting periods.  The Partnership's basic and diluted net income per unit attributable to common unitholders is computed as (i) net income applicable to the Partnership, (ii) less General Partner earnings, (iii) less participating securities' basic and diluted earnings (iv) divided by weighted average basic and diluted units outstanding.

The following table provides a reconciliation of the Partnership's net income applicable to the Partnership to basic and diluted net income attributable to common unitholders, and the calculation of net income per common unit - basic and diluted, for the three and twelve months ended December 31, 2010 and 2009:

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2010	2009	2010	2009

Net income (loss) applicable to the Partnership	$4,639	$(11,131)	$105,833	$27,919
Less:
General Partner net (income) loss	(5)	11	(106)	(28)
Participating securities net income	(18)	-	(78)	-
Basic and diluted net income (loss) applicable to common unitholders	4,616	(11,120)	105,649	27,891

Weighted average basic and diluted units outstanding	33,114	31,557	33,114	30,399

Net income (loss) per common unit - basic and diluted	$0.14	$(0.35)	$3.19	$0.92

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in thousands)

EBITDAX and distributable cash flow (as defined below) are presented herein and reconciled to the GAAP measures of net cash provided by operating activities and net income.  Management of Pioneer Southwest Energy Partners L.P. believes these financial measures provide additional information to the investment community about the Partnership's ability to generate sufficient cash flow to sustain or increase distributions to its unitholders, among other items.  In particular, EBITDAX is used in the Partnership's credit facility to determine the interest rate that we will pay on outstanding borrowings and to determine compliance with the leverage and interest coverage tests. EBITDAX and distributable cash flow should not be considered as alternatives to net cash provided by operating activities or net income, as defined by GAAP.

	Three Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2010

Net cash provided by operating activities	$21,437	$96,857
Add/(Deduct):
Depletion, depreciation and amortization	(3,196)	(12,577)
Deferred income taxes	76	(552)
Accretion of discount on asset retirement
obligations	(137)	(546)
Amortization of debt issuance costs	(46)	(182)
Amortization of unit-based compensation	(64)	(210)
Commodity derivative related activity	(17,593)	21,816
Changes in operating assets and liabilities	4,162	1,227

Net income	4,639	105,833
Add/(Deduct):
Depletion, depreciation and amortization	3,196	12,577
Accretion of discount on asset retirement
obligations	137	546
Interest expense	386	1,543
Income tax provision	52	1,045
Commodity derivative related activity	17,593	(21,816)

EBITDAX (a)	26,003	99,728
Deduct:
Cash reserves to maintain production and cash flow	(5,359)	(24,214)
Cash interest expense	(340)	(1,361)
Cash income taxes	(128)	(493)

Distributable cash flow (b)	$20,176	$73,660

__________
(a)
"EBITDAX" represents earnings before depletion, depreciation and amortization expense; accretion of discount on asset retirement obligations; interest expense; income taxes and noncash commodity derivative related activity.

(b)	Distributable cash flow equals EBITDAX less the Partnership's estimated cash reserves to maintain production and cash flow, cash interest expense and cash income taxes.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
SUPPLEMENTAL INFORMATION
Open Commodity Derivative Positions as of February 4, 2011

	2011				Twelve Months Ending December 31,
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter	2012	2013	2014

Average Daily Oil Production
Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	750	3,000	3,000	-
NYMEX price (Bbl)	$ 77.25	$ 77.25	$ 77.25	$ 77.25	$ 79.32	$ 81.02	$ -
Collar Contracts:
Volume (Bbl)	2,000	2,000	2,000	2,000	-	-	-
NYMEX price (Bbl):
Ceiling	$ 170.00	$ 170.00	$ 170.00	$ 170.00	$ -	$ -	$ -
Floor	$ 115.00	$ 115.00	$ 115.00	$ 115.00	$ -	$ -	$ -
Collar Contracts with Short Puts:
Volume (Bbl)	1,000	1,000	1,000	1,000	1,000	1,000	2,000
NYMEX price (Bbl):
Ceiling	$ 99.60	$ 99.60	$ 99.60	$ 99.60	$ 103.50	$ 111.50	$ 133.00
Floor	$ 70.00	$ 70.00	$ 70.00	$ 70.00	$ 80.00	$ 83.00	$ 90.00
Short Put	$ 55.00	$ 55.00	$ 55.00	$ 55.00	$ 65.00	$ 68.00	$ 75.00
Percent of total oil production (a)	~95%	~90%	~90%	~90%	~90%	~85%	~40%
Average Daily NGL Production
Associated with Derivatives:
Swap Contracts:
Volume (Bbl)	750	750	750	750	750	-	-
Blended index price (Bbl) (b)	$ 34.65	$ 34.65	$ 34.65	$ 34.65	$ 35.03	$ -	$ -
Percent of total NGL production (a)	~50%	~50%	~50%	~50%	~50%	N/A	N/A
Average Daily Gas Production
Associated with Derivatives:
Swap Contracts:
Volume (MMBtu)	2,500	2,500	2,500	2,500	5,000	2,500	-
NYMEX price (MMBtu) (c)	$ 6.65	$ 6.65	$ 6.65	$ 6.65	$ 6.43	$ 6.89	$ -
Percent of total gas production (a)	~40%	~40%	~40%	~40%	~80%	~40%	N/A
Basis Swap Contracts:
Permian Basin index swaps (MMBtu) (d)	-	-	-	-	2,500	2,500	-
Price differential ($/MMBtu)	$ -	$ -	$ -	$ -	$ (0.30)	$ (0.31)	$ -

__________
(a)	Represents an estimated percentage of forecasted production, which may differ from the percentage of actual production.
(b)	Represents the blended Mont Belvieu index prices per Bbl.
(c)	Represents the NYMEX Henry Hub index price or approximate NYMEX Henry Hub index price based on historical differentials to the index price on the derivative trade date.
(d)	Represents swaps that fix the basis differentials between the index at which the Partnership sells its gas and NYMEX Henry Hub index prices used in gas swap contracts.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL INFORMATION

Derivative Loss, Net
(in thousands)

	Three Months Ended	Twelve Months Ended
	December 31, 2010	December 31, 2010

Noncash changes in fair value:
Oil derivative (gain) loss	$17,536	$(2,331)
NGL derivative (gain) loss	1,515	(4,550)
Gas derivative (gain) loss	1,101	(4,781)
Total noncash derivative (gain) loss, net	20,152	(11,662)

Cash settled changes in fair value:
Oil derivative loss	5,375	16,038
NGL derivative loss	1,204	3,813
Gas derivative gain	(966)	(2,758)
Total cash derivative loss, net	5,613	17,093
Total derivative loss, net	$25,765	$5,431

Deferred Gains on Discontinued Commodity Hedges as of December 31, 2010
(in thousands)

	2011
	First	Second	Third	Fourth
	Quarter	Quarter	Quarter	Quarter

Commodity hedge gains (a):
Oil	$8,998	$9,097	$9,197	$9,197

__________
(a)	Deferred commodity hedge gains will be amortized as increases to oil revenues during the indicated future periods.

PIONEER SOUTHWEST ENERGY PARTNERS L.P.
UNAUDITED SUPPLEMENTAL NON-GAAP FINANCIAL MEASURES
(in millions, except per unit data)

Income adjusted for unrealized mark-to-market derivative losses, as presented in this press release, is presented and reconciled to the Partnership’s net income determined in accordance with GAAP because the Partnership believes that this non-GAAP financial measure reflects an additional way of viewing aspects of the Partnership’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors and trends affecting its historical financial performance and future operating results, greater transparency of underlying trends and greater comparability of results across periods. In addition, management believes that this non-GAAP measure may enhance investors’ ability to assess the Partnership’s historical and future financial performance. This non-GAAP financial measure is not intended to be a substitute for the comparable GAAP measure and should be read only in conjunction with the Partnership’s consolidated financial statements prepared in accordance with GAAP.  Unrealized mark-to-market derivative gains and losses are of a type that will recur in future periods; however, the amount can vary significantly from period to period. The table below reconciles the Partnership’s net income for the three months ended December 31, 2010, as determined in accordance with GAAP, to adjusted income excluding unrealized mark-to-market derivative losses for that quarter.

	After-tax	Per Common
	Amounts	Unit

Net income	$5	$0.14

Unrealized mark-to-market derivative losses	20	0.61

Adjusted income excluding unrealized mark-to-market derivative losses	$25	$0.75